Exhibit 16.1

January 20, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549-2000

RE: EVmo Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 20, 2022, of EVmo, Inc. (“the Registrant”) and agree with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

AJ Robbins, CPA LLC

aj@ajrobbins.com

400 South Colorado Blvd. Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261